Exhibit 99.1

RDA HOLDING CO. ANNOUNCES RESULTS FOR
THE THIRD QUARTER ENDED SEPTEMBER 30, 2012

•	Company Announces Third Quarter Revenue of $230.1 Million; Net Loss of $107.2 Million

•	Results Include Non-Cash Impairment Charge of $85.0 Million

NEW YORK, N.Y., November 19, 2012 -- RDA Holding Co., parent company of The Reader’s Digest Association, Inc. (together with its subsidiaries and affiliated entities, “RDA”), the global multi-brand and multi-platform media and direct marketing company, announced today its financial results for the third quarter ended September 30, 2012.

Robert E. Guth, President and Chief Executive Officer, commented, “During the third quarter, we continued to move ahead aggressively with our plan to transform our business. While we are encouraged by some early indications that our plans are taking hold, our overall performance reflects some of the persistent challenges in aspects of our business that we have seen in previous quarters. In addition, increased business pressure on certain elements of our business, in particular, our North America Books and Home Entertainment business and in certain European markets, moved us off of our trajectory for the quarter.

That said, we remain very committed to our plan to holistically transform the Company. This quarter we made real progress on all elements of this transformation, particularly in our initiative to license our international businesses. We also continued to make steady strides in our strategy to realign our corporate structure to better fit our business, and proceeded to take necessary steps to help change the trajectory in our North America business.”

Third Quarter Company Results

Revenue decreased $82.3 million to $230.1 million, a decline of 26.3% from the 2011 quarter. The revenue declines were primarily due to a lower active customer base on our books and home entertainment products and a reduction in promotional investment across many of our markets in Europe and Asia. Our revenue declines were also due to lower sales on some of our book product lines in North America, the sale of the Every Day with Rachael Ray publication in October 2011 and declining subscription renewals on certain of our magazine titles.

Third quarter operating loss was $100.1 million, which reflects an impairment charge of $85.0 million. Excluding impairment charges in both comparable periods, operating loss decreased $25.9 million to $15.1 million, a decrease of 63.2% from the 2011 quarter. The decrease in operating loss was primarily the result of the sale of the Every Day with Rachael Ray publication, as well as a reduction in promotional investments and overhead cost savings related to our 2011 restructuring initiatives.

EBITDA for the quarter was negative $8.9 million, compared to negative $6.0 million in the 2011 quarter, which has been adjusted to exclude discontinued operations, as well as the Every Day with Rachael Ray publication.

In connection with the preparation of our consolidated financial statements for the three and nine months ended September 30, 2012, we identified certain errors in our consolidated financial statements relating to certain prior periods.  We determined that corrections were necessary to the first quarter of 2012.  Within our September 30, 2012 consolidated financial statements, we revised our previously reported March 31, 2012 results to reflect these prior period errors, resulting in an increase to net loss by $14.5 million. These errors are primarily due to tax and impairment expenses, are non-cash in nature and do not impact our prior reported EBITDA or our debt covenants.

Outlook

Despite the positive developments taking place in our business as a result of our transformational efforts, certain aspects of our legacy businesses continue to underperform and to offset these positive trends. In particular, parts of our business within our Europe segment and our books and home entertainment business within our North America segment are less profitable than anticipated.

The Company believes that the continuing challenges in these businesses make it increasingly difficult to accurately predict the Company’s performance in the near term. As a result, the Company believes it is prudent to withdraw its previous EBITDA guidance for the full year.

A number of uncertainties remain that may affect the Company's outlook. These uncertainties are referenced below under "Forward-looking Statements" and in certain filings with the U.S. Securities and Exchange Commission.

Amendment to 2012 Secured Credit Facility

The Company indicated last quarter that it may not be able to meet one or more of its financial covenants in upcoming quarters. In order to maintain compliance with its senior secured term loan, the Company obtained an amendment from its lender on November 9, 2012, to amend the financial covenants for the third quarter.

Third Quarter 2012 Segment Results

The Company classifies its business into three reportable segments: North America, Europe and Asia Pacific & Latin America (“APLA”). These segments comprise two business lines: media and direct marketing.

The North America segment comprises our operations in the United States and Canada that publish and market various magazines and entertainment products.

The Europe and APLA segments primarily consist of our direct marketing operations in those regions.

Summary of Reportable Segment Results

North America
Third quarter revenue in the North America segment was $105.0 million, a decline of $28.8 million, or 21.5%, from the 2011 quarter (with minimal effect from foreign currency translation). The decrease was primarily driven by the sale of the Every Day with Rachael Ray publication, lower sales of books and declining subscription renewals on certain of our magazine titles.

Third quarter 2012 operating loss was $2.5 million, a decrease of $3.5 million, or 58.3%, from the 2011 quarter. The decrease in operating loss was primarily driven by the absence of the Every Day with Rachael Ray publication, which incurred an operating loss in the 2011 quarter, and lower promotional investments. This improvement was partially offset by the revenue declines described above.

Europe
Third quarter revenue in the Europe segment was $85.5 million, a decline of $45.4 million, or 34.7% from the 2011 quarter (a decrease of 26.1% on a constant currency basis). The declines were largely due to a smaller active customer base on our books and home entertainment products. Our results also reflect the continued impact of the decline in our active customer base and a reduction in promotional investments.

Third quarter operating loss in our Europe segment was $5.1 million, an increase of $0.6 million, or 13.3%, from the 2011 quarter (an increase of 26.7% on a constant currency basis). The increase in operating loss was primarily due to lower revenue as described above, and was partially offset by lower promotional investments and overhead cost savings resulting from our 2011 headcount reduction initiatives.

Asia Pacific and Latin America (APLA)
Third quarter revenue in our APLA segment was $44.5 million, a decline of $12.8 million, or 22.3%, from the 2011 quarter (a decline of 16.2% on a constant currency basis). The decline was primarily driven by a lower active customer base for our books and home entertainment products and lower circulation and advertising on certain magazine titles.

Third quarter operating profit in our APLA segment was $3.0 million, a decrease of $0.6 million, or 16.7%, from the 2011 quarter. The decrease was primarily due to lower revenue as described above and partially offset by lower promotional investments and overhead cost savings resulting from our 2011 headcount reduction initiatives, primarily in Asia.

Corporate Unallocated (administrative expenses, not allocated to reportable segments)
Third quarter corporate unallocated decreased to $7.6 million, a decline of $12.2 million, or 61.6%, compared to the 2011 quarter. The decrease in expenses is primarily driven by decreased amortization costs from certain other intangible assets becoming fully amortized in previous periods and a reversal of stock-based compensation expense related to the re-measurement of our liability-classified awards to reflect the estimated fair value of our common stock.
Other Operating Items
Other operating items for the third quarter decreased to $1.7 million, a decline of $8.8 million, or 83.8%, compared to the 2011 quarter. The decrease was due to larger restructuring activities in the prior year, mostly across our Europe and APLA regions.

Impairment of Assets
During the third quarter, the Company recorded an impairment charge of $85.0 million, related to our Europe and North America segments, primarily consisting of $64.0 million for goodwill and $21.0 million for other intangible assets and fixed assets. The interim impairment charge reflects further unanticipated revenue declines in our Europe segment. In addition, revenue declines in certain brands in our North America businesses resulted in the need to perform an interim impairment analysis on certain tradenames.

Conference Call

The Company will host a conference call to discuss results for the third quarter of 2012 on Tuesday, November 20, at 9:30 a.m. Eastern Time.

To listen to the conference call, please dial 866-362-4666 or 617-597-5313 internationally, and ask for Reader’s Digest.  The passcode is 19810673.

There will also be a PowerPoint presentation. To access the presentation, visit this URL: www.rda.com/investor-relations/events.

An audio replay of the call will be available within 24 hours by dialing 888-286-8010 (617-801-6888 international), using passcode 28622627 and a link for replay of the online webcast will be posted on www.rda.com/investor-relations. Both of these replay options will be available for seven days after this event.

Non-GAAP Financial Measures

The Company publicly reports its financial information in accordance with United States generally accepted accounting principles (GAAP). To facilitate external analysis of the Company's operating performance, the Company also presents financial information that may be considered "non-GAAP financial measures" under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. The following non-GAAP financial measure included in this release and/or referred to on our conference call are used by the Company in its internal analysis of the business.

EBITDA is a common supplemental measure of performance used by investors and financial analysts. Management believes that EBITDA provides an additional analytical tool to clarify the Company’s results from core operations and delineate underlying trends. The Company does not use EBITDA as a measure of liquidity because it includes certain contractual and non-discretionary expenditures. Consolidated EBITDA is fully defined in our Senior Secured Notes indenture dated February 11, 2010, and generally consists of EBITDA plus/minus adjustments related to the following major items: (a) purchase and fresh start accounting;

(b) asset impairment charges; (c) results of disposed and discontinued entities; (d) restructuring and reorganization costs; (e) non-cash gains and losses; and (f) other items, such as stock-based compensation. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

The reconciliations of non-GAAP to GAAP measures are included in the tables attached to this release and are available at www.rda.com. The Company’s financial statements will be filed with the Securities and Exchange Commission when available.

About The Reader's Digest Association, Inc.

Reader’s Digest Association (RDA) is a global media and direct marketing company that educates, entertains and connects consumers around the world with products and services from trusted brands. For more than 90 years, flagship brand Reader’s Digest, the world's largest circulation magazine, has simplified and enriched consumers’ lives by discovering and expertly selecting the most interesting ideas, stories, experiences and products in health, home, family, food, finance and humor. Taste of Home is the world’s largest circulation food publication and is the leading multi-platform producer of information on food, cooking and entertaining. Other brands include The Family Handyman, Birds & Blooms, Country, and many other enthusiast titles in the U.S. and internationally.  The company provides content in print; online; via digital download on iPad, mobile apps, Kindle, KindleFire, Nook, Sony Reader and Zinio; books and home entertainment products; Facebook, Twitter and other social media outlets. Further information about the company can be found at www.rda.com.

Forward-looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "intend," "evaluate," "pursue," "commence," "seek," "may," "would," "could," "should," "believe," "potential," "continue," or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including, without limitation, statements about our operations, financial condition and liquidity, strategies, business initiatives, prospects, expectations regarding future events and our financial performance and the development of the industry in which we operate, are forward-looking statements that involve certain risks and uncertainties. While these statements represent the Company’s current judgment on what the future may hold, and the Company believes these judgments are based upon reasonable assumptions, these statements are not guarantees of any events or financial results, and the company’s actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include those risks described in our annual report found on Form 10-K which was filed with the Securities and Exchange Commission on March 29, 2012.

You should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

For further information contact:

For investor inquiries:	For media inquiries:
The Reader’s Digest Association	The Reader’s Digest Association
Bryan Berndt	David Press
Tel: 646.293.6054	Tel: 646.747.0098

(Tables follow)

RDA Holding Co., and Subsidiaries
Summary of Reportable Segment Results
(in millions)
(unaudited)

	Successor Company
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue
North America segment, without EDWRR	$105.0	$123.8	$359.3	$420.2
EDWRR (disposed)	—	10.0	—	39.0
Europe segment	85.5	130.9	281.2	388.0
Asia Pacific & Latin America segment	44.5	57.3	135.4	158.2
Total all business segments	235.0	322.0	775.9	1,005.4
Intercompany eliminations	(2.7)	(1.9)	(5.5)	(5.1)
Fair value adjustments (a)	(2.2)	(7.7)	(16.5)	(40.5)
Total revenue	$230.1	$312.4	$753.9	$959.8

Operating (loss) profit
North America segment, without EDWRR	$(2.5)	$0.4	$18.0	$46.2
EDWRR (disposed)	—	(6.4)	—	(11.3)
Europe segment	(5.1)	(4.5)	(17.4)	(0.9)
Asia Pacific & Latin America segment	3.0	3.6	4.8	6.2
Total all business segments	(4.6)	(6.9)	5.4	40.2
Corporate unallocated (b)	(7.6)	(19.8)	(43.3)	(75.7)
Subtotal	(12.2)	(26.7)	(37.9)	(35.5)
Fair value adjustments (a)	(1.2)	(3.8)	(8.7)	(25.4)
Impairment of assets	(85.0)	(10.3)	(203.7)	(238.0)
Other operating items, net (c)	(1.7)	(10.5)	(3.4)	(16.7)
Total operating loss	(100.1)	(51.3)	(253.7)	(315.6)
Interest expense	14.4	15.3	47.2	43.3
Gain on deconsolidation of subsidiary	—	—	(0.8)	(8.5)
Other income, net	(1.4)	(2.3)	(4.3)	(2.7)
Income tax (benefit) expense	(6.4)	1.6	(55.9)	(10.4)
(Loss) income from discontinued operations, net of taxes	(0.5)	(10.9)	16.5	(61.7)
Net loss	$(107.2)	$(76.8)	$(223.4)	$(399.0)

(a) Fair Value adjustments (amortization of fresh start adjustments upon our reorganization)
(b) Corporate unallocated (primarily certain G&A costs and amortization of intangible assets)
(c) Other operating items, net (primarily restructuring costs)

RDA Holding Co., and Subsidiaries
Consolidated Statements of Operations
(in millions)
(unaudited)

	Successor Company
	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenue	$230.1	$312.4	$753.9	$959.8
Product, distribution and editorial expenses	109.5	146.2	346.5	439.2
Promotion, marketing and administrative expenses	134.0	196.7	454.0	581.5
Impairment of assets	85.0	10.3	203.7	238.0
Other operating items, net	1.7	10.5	3.4	16.7
Operating loss	(100.1)	(51.3)	(253.7)	(315.6)
Interest expense	14.4	15.3	47.2	43.3
Gain on deconsolidation of subsidiary	—	—	(0.8)	(8.5)
Other income, net	(1.4)	(2.3)	(4.3)	(2.7)
Loss before income taxes and discontinued operations	(113.1)	(64.3)	(295.8)	(347.7)
Income tax (benefit) expense	(6.4)	1.6	(55.9)	(10.4)
Loss from continuing operations	(106.7)	(65.9)	(239.9)	(337.3)
(Loss) income from discontinued operations, net of taxes	(0.5)	(10.9)	16.5	(61.7)
Net loss	$(107.2)	$(76.8)	$(223.4)	$(399.0)

RDA Holding Co., and Subsidiaries
Consolidated Balance Sheets
(in millions)
(unaudited)

	Successor Company
	September 30, 2012	December 31, 2011	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$88.1	$112.3	$103.4
Restricted cash	15.0	5.4	4.4
Accounts receivable, net	127.3	174.4	158.5
Inventories	64.4	62.3	68.3
Prepaid and deferred promotion costs	17.0	28.2	27.5
Prepaid expenses and other current assets	112.8	99.3	130.1
Assets held for sale	14.7	153.8	149.5
Total current assets	439.3	635.7	641.7
Property and equipment, net	44.3	51.1	54.5
Restricted cash	8.3	6.5	8.2
Goodwill	256.1	388.7	390.4
Other intangible assets, net	205.1	304.7	335.6
Prepaid pension assets	148.1	135.4	173.6
Other noncurrent assets	44.6	42.0	43.7
Total assets	$1,145.8	$1,564.1	$1,647.7
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Current portion of long-term debt	$58.0	$—	$—
Accounts payable	96.6	133.2	146.9
Accrued expenses	103.5	131.9	104.0
Income taxes payable	2.4	8.8	14.0
Unearned revenue	220.0	227.8	263.2
Other current liabilities	22.2	22.0	28.2
Liabilities held for sale	11.2	36.8	35.4
Total current liabilities	513.9	560.5	591.7
Long-term debt	454.7	603.8	598.9
Unearned revenue	106.5	89.6	108.2
Accrued pension	4.3	4.3	3.3
Postretirement and postemployment benefits other than pensions	8.2	9.2	11.3
Other noncurrent liabilities	134.3	154.1	170.7
Total liabilities	1,221.9	1,421.5	1,484.1
Successor Company Common Stock	—	—	—
Treasury stock	(30.2)	(30.7)	(30.7)
Paid-in capital, including warrants	595.6	594.3	594.0
Accumulated deficit	(646.6)	(422.8)	(428.6)
Accumulated other comprehensive income	5.1	1.8	28.9
Total stockholders’ (deficit) equity	(76.1)	142.6	163.6
Total liabilities and stockholders’ (deficit) equity	$1,145.8	$1,564.1	$1,647.7

RDA Holding Co., and Subsidiaries
Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Successor Company
	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(223.4)	$(399.0)
Adjustments to reconcile net loss to operating cash flows:
(Income) loss from discontinued operations, net of taxes	(16.5)	61.7
Depreciation and amortization	43.2	50.2
Benefit for deferred income taxes	(13.4)	(19.2)
Amortization of debt discounts	2.1	1.4
Amortization of debt issuance costs	3.9	1.8
Gain on deconsolidation of subsidiary	(0.8)	(8.5)
Impairment of assets	203.7	238.0
Gain on derivatives and warrants	(3.2)	(1.1)
Equity-based compensation expense	0.4	16.7
Net gain on sale or disposal of certain assets	(1.0)	(1.9)
Changes in assets and liabilities, net of effects of dispositions:
Restricted cash	(0.1)	(0.4)
Accounts receivable, net	45.1	23.0
Inventories	(2.7)	(18.0)
Prepaid and deferred promotion costs	11.4	3.6
Other assets	(21.7)	(35.4)
Unearned revenue	16.8	20.0
Income taxes	(55.9)	0.2
Accounts payable and accrued expenses	(59.4)	(10.0)
Other liabilities	(0.4)	(8.0)
Net change in cash due to continuing operating activities	$(71.9)	$(84.9)
Net change in cash due to discontinued operating activities	(19.6)	(12.7)
Net change in cash due to operating activities	$(91.5)	$(97.6)

RDA Holding Co., and Subsidiaries
Consolidated Statements of Cash Flows (continued)
(in millions)
(unaudited)

	Successor Company
	Nine months ended September 30,
	2012	2011
Cash flows from investing activities:
Capital expenditures	$(8.0)	$(11.3)
Purchase of a business	—	(2.7)
Proceeds from sale of a business	175.0	—
Proceeds from sale of assets	2.8	9.5
Investing restricted cash	0.1	—
Net change in cash due to continuing investing activities	$169.9	$(4.5)
Net change in cash due to discontinued investing activities	2.3	(1.2)
Net change in cash due to investing activities	$172.2	$(5.7)
Cash flows from financing activities:
Proceeds from borrowings	$50.0	$55.0
Debt payments	(57.7)	—
Proceeds from long-term revolving credit facility	—	40.0
Repayments of long-term revolving credit facility	(35.0)	(4.0)
Debt payments to related parties	(45.0)	—
Cash paid for financing fees	(2.6)	(2.2)
Cash used to net settle equity-based compensation	—	(7.6)
Repurchase of Successor Company common stock	—	(43.3)
Tax effect of equity-based compensation	1.1	—
Financing restricted cash	(11.0)	—
Payment of prepayment penalty to related parties	(5.0)	—
Net change in cash due to continuing financing activities	$(105.2)	$37.9
Net change in cash due to discontinued financing activities	(0.2)	(0.1)
Net change in cash due to financing activities	$(105.4)	$37.8
Effect of exchange rate changes on cash and cash equivalents	0.5	(0.5)
Net change in cash and cash equivalents	(24.2)	(66.0)
Cash and cash equivalents at beginning of period	112.3	169.4
Cash and cash equivalents at end of period	$88.1	$103.4
Supplemental information
Cash paid for interest	$40.9	$38.1
Cash paid for income taxes	$3.7	$6.0

RDA Holding Co., and Subsidiaries
Reconciliation of Net Loss to Consolidated EBITDA
(in millions)
(unaudited)

	Successor Company
	Three months ended September 30,
	2012	2011
Net loss	$(107.2)	$(76.8)
Interest expense	14.4	15.3
Income tax (benefit) expense	(6.4)	1.6
Depreciation and amortization	13.8	17.5
Subtotal	(85.4)	(42.4)
Adjustments:
Restructuring and reorganization costs	1.7	11.0
Change in control	—	0.8
Fair value and fresh start adjustments	1.2	3.3
Impairment of assets	85.0	10.3
Disposed businesses	0.5	17.3
Other adjustments (a)	(11.9)	(6.3)
Consolidated EBITDA	$(8.9)	$(6.0)

(a) Other adjustments primarily include stock-based compensation, non-cash gains (e.g. pension), changes in the fair value of warrants and other adjustments.